Exhibit 99.1

Vera Therapeutics Provides Business Update and Reports First Quarter 2026 Financial Results

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U.S. Food and Drug Administration (FDA) granted priority review to Biologics License Application (BLA) for the accelerated approval of atacicept in adult patients with IgA Nephropathy (IgAN) with a Prescription Drug User Fee Act (PDUFA) date of July 7, 2026
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On track for U.S. commercial launch of atacicept in mid-2026, pending regulatory approval
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Strong balance sheet expected to be sufficient to fund operations beyond potential atacicept approval and U.S. commercial launch

BRISBANE, Calif., May 7, 2026 – Vera Therapeutics, Inc. (Nasdaq: VERA), a biotechnology company focused on developing and commercializing transformative treatments for patients with serious immunological diseases, today reported its business highlights and financial results for the first quarter ended March 31, 2026.

“The team at Vera Therapeutics is focused on execution as we advance atacicept toward potential FDA accelerated approval in IgAN,” said Marshall Fordyce, M.D., Founder and CEO of Vera Therapeutics. “During the first quarter, we made meaningful progress across key pre‑commercial activities, including in sales, marketing, market access, compliance, and commercial operations, to support a successful U.S. launch, pending regulatory approval. We are excited for atacicept to potentially be the first approved drug targeting both BAFF and APRIL in IgAN patients.”

First Quarter 2026 and Recent Business Highlights

•
FDA granted Priority Review to the atacicept BLA for the treatment of IgAN in adults, and assigned a PDUFA target action date of July 7, 2026
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Vera Therapeutics continues to advance preparations ahead of potential commercial launch in mid-2026
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Company bolsters its executive team and Board of Directors with the promotion of Matt Skelton to Chief Commercial Officer and the appointments of accomplished biopharma leaders, Jane Wright-Mitchell as Chief Legal Officer, and Christopher Hite as a member of the Board of Directors
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Strong balance sheet expected to be sufficient to fund operations beyond the potential approval and U.S. commercial launch of atacicept

Anticipated Upcoming Milestones

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Potential FDA accelerated approval of atacicept in IgAN with a PDUFA date of July 7, 2026
•
Planned U.S. commercial launch of atacicept expected mid-2026, pending FDA approval
•
Initial results from PIONEER, a Phase 2 basket trial evaluating atacicept in expanded IgAN populations and other autoimmune kidney diseases, expected in Q2 2026

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Pivotal two-year eGFR data from the ORIGIN 3 trial expected Q1 2027

Financial Results for the Quarter Ended March 31, 2026

For the quarter ended March 31, 2026, Vera Therapeutics reported a net loss of $121.0 million, or a net loss per diluted share of $1.69, compared to a net loss of $51.7 million, or a net loss per diluted share of $0.81, for the quarter ended March 31, 2025.

During the quarter ended March 31, 2026, net cash used in operating activities was $106.5 million, compared to $54.4 million for the quarter ended March 31, 2025.

Vera Therapeutics reported $596.8 million in cash, cash equivalents, and marketable securities as of March 31, 2026, which combined with availability under its debt facility, Vera Therapeutics believes to be sufficient to fund operations through potential approval and U.S. commercial launch of atacicept and beyond.

About Atacicept

Atacicept is an investigational recombinant fusion protein that contains the soluble transmembrane activator and calcium-modulating cyclophilin ligand interactor (TACI) receptor that binds to the cytokines B-cell activating factor (BAFF) and A PRoliferation-Inducing Ligand (APRIL). These cytokines are members of the tumor necrosis factor family that promote B-cell survival and autoantibody production associated with IgAN, lupus nephritis, and other autoimmune kidney diseases.

About the Atacicept Clinical Program

The ORIGIN Phase 2b clinical trial of atacicept in IgAN met its primary and key secondary endpoints, with statistically significant and clinically meaningful proteinuria reductions and stabilization of eGFR versus placebo through 36 weeks. The safety profile during the randomized period was comparable between atacicept and placebo. Through 96 weeks, atacicept demonstrated further improvements in Gd-IgA1, hematuria, and proteinuria, as well as stabilization of eGFR reflecting a profile consistent with that of the general population without IgAN.

The ORIGIN Phase 3 trial met the primary endpoint with a statistically significant and clinically meaningful reduction in proteinuria at week 36, in the prespecified interim analysis. Across the ORIGIN program in IgAN, the safety profile of atacicept appears favorable, and comparable to placebo. The trial continues in a placebo-controlled blinded manner to evaluate the change in kidney function over two years as measured by eGFR, with results expected in Q1 2027. For more information about ORIGIN 3, please visit http://www.clinicaltrials.gov.

Atacicept has received FDA Breakthrough Therapy Designation for the treatment of IgAN, which reflects the FDA’s determination that, based on an assessment of data from the ORIGIN Phase 2b clinical trial, atacicept may demonstrate substantial improvement on a clinically significant endpoint over available therapies for patients with IgAN. Vera Therapeutics believes atacicept is positioned for best-in-class potential, targeting B cells to reduce autoantibodies and having been administered to more than 1,500 patients in clinical trials across different disease areas.

The ORIGIN Extend study provides ORIGIN study participants with extended access to atacicept until its potential commercial availability in their region and captures longer-term safety and efficacy data. Atacicept is also being evaluated in expanded IgAN populations, anti-PLA2R positive primary membranous nephropathy, and anti-nephrin positive focal segmental glomerulosclerosis (FSGS) and minimal change disease (MCD) patients in the PIONEER trial.

The atacicept monthly dose range finding study was initiated in 2025 to explore the effectiveness, safety, and tolerability of different dosing regimens of atacicept. Enrollment in the study has been completed.

About Vera Therapeutics

Vera Therapeutics is a biotechnology company focused on developing treatments for serious immunological diseases. Vera Therapeutics’ mission is to advance treatments that target the source of disease in order to change the standard of care for patients. Vera Therapeutics’ lead product candidate is atacicept, a fusion protein self-administered at home as a subcutaneous once weekly injection that blocks both BAFF and APRIL, which stimulate B cells to produce autoantibodies contributing to certain autoimmune diseases, including IgAN and lupus nephritis. Beyond IgAN, Vera Therapeutics is evaluating additional diseases where the reduction of autoantibodies by atacicept may prove clinically meaningful. In addition, Vera Therapeutics holds an exclusive license agreement with Stanford University for a novel, next generation fusion protein targeting BAFF and APRIL, known as VT-109, with wide therapeutic potential across the spectrum of B-cell-mediated diseases. Vera Therapeutics is also evaluating development of MAU868, a monoclonal antibody designed to neutralize infection with BK virus, which can have devastating consequences in kidney transplant recipients. Vera Therapeutics retains all global developmental and commercial rights to atacicept, VT-109 and MAU868. For more information, please visit www.veratx.com.

Forward-looking Statements

Statements contained in this press release regarding matters, events or results that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, approval of atacicept by the FDA, including expected timing; the timing, preparedness and success of the commercial launch of atacicept in the U.S.; Vera Therapeutics' ability to fund operations beyond anticipated approval and U.S. commercial launch of atacicept; the potential for atacicept to be the first approved drug targeting both BAFF and APRIL in IgAN patients; timing of initial results from PIONEER; timing of completion of ORIGIN 3; atacicept’s positioning for best-in-class potential; and the plans, commitments, aspirations and goals under the caption “About Vera Therapeutics”. Words such as “anticipate,” “believe,” “expect,” “may,” “plan,” “potential,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Vera Therapeutics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect.

Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks related to the regulatory approval process, results of earlier clinical trials may not be obtained in later clinical trials, preliminary results may not be predictive of topline results, risks and uncertainties associated with Vera Therapeutics’ business in general, the impact of macroeconomic and geopolitical events, and the other risks described in Vera Therapeutics' filings with the U.S. Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Vera Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

For more information, please contact:

Investor Contact:

Joyce Allaire

LifeSci Advisors

212-915-2569

jallaire@lifesciadvisors.com

Media Contact:

Debra Charlesworth

Vera Therapeutics
415-854-8051

corporatecommunications@veratx.com

VERA THERAPEUTICS, INC.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Operating expenses:
Research and development	$86,011	$41,278
General and administrative	39,121	15,916
Total operating expenses	125,132	57,194
Loss from operations	(125,132)	(57,194)
Other income, net	4,100	5,500
Net loss	$(121,032)	$(51,694)
Change in unrealized gain/loss on marketable securities	$(942)	$261
Comprehensive loss	$(121,974)	$(51,433)
Net loss per share attributable to common stockholders, basic and diluted	$(1.69)	$(0.81)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	71,476,595	63,671,558

VERA THERAPEUTICS, INC.

Condensed Balance Sheets

(in thousands)

(Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash, cash equivalents and marketable securities	$596,760	$714,589
Prepaid expenses and other assets, current	19,042	14,294
Total current assets	615,802	728,883
Other assets, noncurrent	5,937	5,850
Total assets	$621,739	$734,733

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$13,909	$21,898
Accrued expenses and other liabilities, current	31,240	31,557
Total current liabilities	45,149	53,455
Long-term debt	75,029	74,838
Other liabilities, noncurrent	1,864	1,919
Total liabilities	122,042	130,212
Stockholders' equity
Common stock	72	71
Additional paid-in-capital	1,381,678	1,364,529
Accumulated other comprehensive (loss) income	(156)	786
Accumulated deficit	(881,897)	(760,865)
Total stockholders' equity	499,697	604,521
Total liabilities and stockholders' equity	$621,739	$734,733

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